FS-8


                               BOSTON GAS COMPANY
                               EARNINGS STATEMENT
                        For the Year Ended June 30, 2000
                                 ($000 Omitted)


                                                             BALANCE
                                                             -------

REVENUE
  Firm Core                                                   514,640
  Firm Seasonal                                                13,205
  Firm Transportation                                          39,184
  Non Firm Sales                                               12,979
  Non-Firm Transportation                                         373
  Other                                                          (815)
                                                           ----------
TOTAL REVENUE                                                 579,566
COST OF SALES                                                 280,218
                                                           ----------
GROSS MARGIN                                                  299,348

TOTAL OPERATING EXPENSES                                      112,233

OTHER EXPENSES
  Depreciation                                                 39,902
  Property Taxes                                               16,157
  Employee Benefits                                            19,450
  Bad Debt                                                      9,308
  Payroll Taxes                                                 6,354
  Amortization                                                  4,907
  Eastern overhead                                              4,750
  Other                                                        12,974
                                                           ----------
TOTAL OTHER EXPENSES                                          113,802
                                                           ----------
OPERATING EARNINGS                                             73,313
 Interest Expense--LT Debt                                    (16,774)
 Interest Expense--Other                                         (578)
 Interest Expense--Affiliate                                        0
 Interest Income                                                1,256
 Other Income                                                     299
                                                           ----------
OTHER INCOME/(EXPENSE)                                        (15,797)
                                                           ----------
PRE-TAX INCOME                                                 57,516
INCOME TAX PROVISION                                           21,548
NET EARNINGS BEFORE PREF. DIV.                                 35,968
PREFERRED DIVIDEND                                             (1,656)
                                                           ----------
NET EARNINGS BEFORE EXTRAORD ITEM                              34,312

EXTRAORDINARY ITEM                                                  0
CUMULATIVE EFFECT OF ACCT CHANGE, NET                               0
                                                           ----------
NET EARNINGS                                                   34,312
                                                           ==========